UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 30, 2006

ASCENDIA BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	033-25900	75-2228820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2000 Lenox Drive, Suite 202, Lawrenceville, New Jersey	08648
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code):	(609) 219-0930

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 140.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 30, 2006 Ascendia Brands, Inc. (the “Registrant”) entered into a Second Amended and Restated Securities Purchase Agreement (the “Securities Purchase Agreement”) with Prencen, LLC (“Prencen”) and Prencen Lending LLC (“Prencen Lending). The Securities Purchase Agreement amends and restates certain agreements entered into on October 1, 2005 and amended on November 16, 2005.

Under the Securities Purchase Agreement, the Registrant will issue and sell to Prencen Lending at the closing (the “Closing”)senior secured convertible notes (the “Notes”) in the principal amount of $91 million, which Notes shall be secured by all of the Company’s and its subsidiaries’ assets and guaranteed by all of the Company’s subsidiaries. The proceeds from the sale of the Notes will be used to repay the balance outstanding under the Bridge Term Loan Agreement dated November 15, 2005 between the Registrant, Prencen Lending (as Agent and Lender) and Highgate House Funds, Ltd, including accrued interest, to effect certain redemptions of the Registrants’s Series A Preferred Stock in the aggregate amount of roughly $3.7 million, to pay fees and expenses associated with the closing of the Securities Purchase Agreement and for general corporate purposes.

The Notes will have a term of 10 years (subject to certain put and call rights described below) and will bear interest at the rate of 9 percent per annum, provided that during the first six months of the term, the Registrant will have the option to accrue and capitalize interest. If the Registrant consummates an Acquisition (as defined in the Notes), it may elect to defer and capitalize interest for the balance of the term of the Notes.

Any portion of the balance due under the Notes will be convertible at any time, at the option of the holders(s), into the common stock of the Registrant (“Conversion Shares”) at a price of $1.75 per share (subject to certain ant-dilution adjustments), provided that the holders may not, except in accordance with the terms of the Notes, convert any amounts due under the Notes if and to the extent that, following such a conversion, the holder and any affiliate would collectively beneficially own more than 9.99 percent of the aggregate number of shares of common stock of the Registrant outstanding following such conversion.

At any time after the fifth anniversary of the issuance of the Notes, the Registrant or any holder may redeem all or any portion of the balance outstanding under the Notes at a premium of 5 percent. The Notes are redeemable by the holder(s) at any time upon the occurrence of an event of default or a change in control of the Registrant, at a premium of 25 and 20 percent, respectively. In addition, upon the consummation of an Acquisition, the Registrant may redeem, at a premium of 15 percent, a portion of the principal amount of the Notes equal to the difference between the then outstanding principal amount of the Notes and $51 million.

The Notes rank as senior secured debt of the Registrant, provided however that the Notes will be subordinated to a revolving credit facility, on terms and conditions reasonably satisfactory to Prencen Lending, of up to $13 million secured by U.S. inventory and accounts receivable. The Notes will also be subordinated to indebtedness, on terms and conditions reasonably satisfactory to Prencen Lending, incurred in connection with an Acquisition, in an amount up to $250 million.

In connection with the transactions contemplated by the Securities Purchase Agreement, the Registrant will also issue certain warrants entitling the holders thereof to purchase shares of its common stock (“Warrant Shares”). At the Closing, the Registrant will issue to Prencen (i) 3,053,358 Series A Warrants at an exercise price of $2.10 per share and (ii) up to 3,000,000 Series B Warrants, the exact number of Series B Warrants and the exercise price of the Series B Warrants (which may range from $1.15 to $1.95) shall be determined in accordance with the terms of the Series B Warrants. The Warrants may not be exercised if and to the extent that, following such exercise, the holder and any affiliate would collectively beneficially own more than 9.99 percent of the aggregate number of shares of common stock of the Registrant outstanding following such exercise.

At the Closing, the Registrant will enter into an Amended and Restated Registration Rights Agreement (“Registration Rights Agreement”) in favor of Prencen and Prencen Lending with respect to the Conversion Shares, Warrant Shares and any common stock of Registrant currently held or subsequently acquired by Prencen or Prencen Lending (“Registrable Securities”). Under the Registration Rights Agreement, the Registrant will be required to file a Registration Statement with respect to the Registrable Securities not less than 60 days following Closing, and to use its best efforts to have such Registration Statement declared effective not more than the earlier of 120 days following the filing deadline or 180 days following the Closing. The Registration Rights Agreement contains customary penalties for the failure to comply with such deadlines or to maintain the effectiveness of the Registration statement.

At the Closing, the Registrant is required to pay Prentice Capital Management, LP, an affiliate of Prencen and Prencen Lending, a closing fee of $3,667,500 and to reimburse Prencen and Prencen Lending for certain disbursements related to the transaction. In addition, the Registrant will pay fees and expenses of $5,524,121 to Stanford Group Company (“Stanford”). At the Closing, the Registrant will also issue Stanford warrants for the purchase of its common stock as follows: (i) 137,615 warrants at an exercise price of $3.76 per share, and (ii) 552,632 warrants at an exercise price of $4.37 per share.

The above description does not purport to be a complete statement of the parties’ rights and obligations under the Amended and Restated Securities Purchase Agreement and is qualified in its entirety by reference to (i) the Amended and Restated Securities Purchase Agreement dated June 30, 2006 among the Registrant, Prencen Lending, Prencen and certain other parties thereto, (ii) the Form of Notes attached as Exhibit A thereto, (iii) the Form of Warrants attached as Exhibits B-1 and B-2 thereto, (iv) the Form of Amended and Restated Registration Rights Agreement attached as Exhibit C thereto, and (v) the Form of Voting Agreement, copies of which are attached to this Current Report on Form 8-K as Exhibits 4.1 through 4.5, respectively, and which are incorporated herein by reference. Except for their status as the contractual documents between the parties with respect to the transactions described therein, none of the above-referenced agreements is intended to provide factual information about the parties and the representations and warranties contained in such documents are made only for purposes of the respective agreements and as of specific dates, are intended solely for the benefit of the parties to the respective agreements, and may be subject to limitations agreed by the parties, including being qualified by disclosures between the parties. These representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the respective agreements instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Accordingly, they should not be relied on by investors as statements of factual information.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of Registrant

(a)      The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference in its entirety.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective June 30, 2006, the Board of Directors of the Registrant approved Amended and restated Bylaws of the Registrant.

A copy of the Amended and restated Bylaws is attached herewith as Exhibit 3.1(ii).

Item 7.01 Regulation FD Disclosure

On July 7, 2006, the Registrant issued a press release announcing that it had received notice of early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 in connection with a proposed acquisition of certain consumer brands and brand assets.

In accordance with General Instruction B.2 of Form 8-K, the information in Exhibit 99.1 attached hereto is being furnished and is not deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") and is not otherwise subject to the liabilities of that section. Accordingly, the information in Exhibit 99.1 attached hereto will not be incorporated by reference into any filing made by the Issuer under the Securities Act of 1933 or the Exchange Act unless specifically identified therein as being incorporated therein by reference.

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits

Number	Description of Exhibit
3.1(ii)	Amended and Restated By-laws
4.1	Second Amended and Restated Securities Purchase Agreement
4.2	Form of Notes
4.3	Form of Warrants
4.4	Form of Amended and Restated Registration Rights Agreement
4.5	Form of Voting Agreement
99.1	Press release dated July 6, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 6, 2006		ASCENDIA BRANDS, INC.

	By:	/s/ Brian J. Geiger
Brian J. Geiger Chief Financial Officer